Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Encore Wire Corporation 2020 Long Term Incentive Plan of our reports dated February 21, 2020, with respect to the financial statements of Encore Wire Corporation and the effectiveness of internal control over financial reporting of Encore Wire Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Dallas, TX
May 5, 2020